UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2014

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-6948 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

SPX Corporation held its Annual Meeting of Stockholders on May 7, 2014.  The results for each matter voted on by the stockholders at that meeting were as follows:

Proposal 1:  Election of Directors

Director	Term Expiring	For	Against	Abstain	Broker Non-votes
Patrick D. Campbell	2017	35,220,542	248,054	337,215	2,429,234
Emerson U. Fullwood	2017	31,747,866	3,744,397	313,548	2,429,234
Michael J. Mancuso	2017	35,212,376	252,605	340,830	2,429,234

As a result, each of the directors was elected.

Proposal 2:  Advisory Vote to Approve the Compensation of Our Named Executive Officers

For	Against	Abstain	Broker Non-votes
22,062,430	13,317,063	426,318	2,429,234

A majority of votes cast in the advisory vote were in favor of approval of the compensation of the Company’s named executive officers.

Proposal 3: Vote to Amend and Restate our Certificate of Incorporation to Declassify our Board of Directors

For	Against	Abstain	Broker Non-votes
34,115,150	1,296,517	394,144	2,429,234

An affirmative vote of less than 80% of our outstanding common stock was received for this proposal, and the proposal was not approved.

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accountants in 2014

For	Against	Abstain
37,372,335	443,482	419,228

As a result, the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accountants in 2014 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: May 7, 2014	By:	/s/ Kevin L. Lilly
Kevin L. Lilly
Senior Vice President, Secretary and General Counsel